EXHIBIT 16(c)


Stein Roe Special Venture Fund
Total Return as of September 30, 1995

                         Initial
                       Investment                                     Total
Total Return             Date          Distributions  +/- App/Depr = Return + Principal =   ERV    (ERV/Princ)-1
                      ------------    --------------      ---------  -------  ---------    -----   -------------
Special Venture Fund   10/17/94            $8               $262      $270     $1,000      $1,270   26.96%

Average Annual                                                             n
Total Return                            P          T         n       P(1+T)   =   ERV
                                    ----------  -------   -------   --------      ----
Special Venture Fund     10/17/94     1,000     28.20%    0.9562                  $1,270